Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-237790, File No. 333-268832 and 333-282458) and Form S-8 (File No. 333-227049, File No. 333-233278, File No. 333-233280, File No. 333-246288, File No. 333-261035, File No. 333-266823, File No. 333-272962, 333-283184 and 333-285583) of our report dated April 15, 2025, relating to the financial statements of Eyenovia, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum LLP

New York, NY
April 15, 2025